UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2021

180 LIFE SCIENCES CORP.

(Exact name of registrant as specified in charter)

Delaware	001-38105	81-3832378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Menlo Avenue, Suite 100 Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-854-4400

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Settlement Agreement

On May 5, 2021, 180 Life Sciences Corp. (the “Company”) entered into a Settlement and Mutual Release Agreement (the “Settlement”) with EarlyBirdCapital, Inc. (“EarlyBird”). The Settlement related to certain disputes related to amounts due which had arisen between the parties relating to finder fees which were alleged by EarlyBird in connection with the completion of the Company’s November 2020 business combination.

Pursuant to the Settlement, we agreed to pay EarlyBird $275,000 and to issue EarlyBird 225,000 shares of common stock (the “EarlyBird Shares”) in consideration of all amounts due to EarlyBird and each of the parties provided mutual releases to each other. We provided EarlyBird piggy-back registration rights in connection with the EarlyBird Shares, subject to certain exceptions.

The foregoing summary of the material terms of the Settlement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference in this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the offer, sale and issuance of the Settlement Shares, since the foregoing did not involve a public offering, the recipient was an “accredited investor”, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*#	Settlement and Mutual Release Agreement dated May 4, 2021, by and between 180 Life Sciences Corp. and EarlyBirdCapital, Inc.

*	Filed herewith.
#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that 180 Life Sciences Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer

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